AMENDMENT TO THE
ETF SERIES SOLUTIONS CUSTODY AGREEMENT

THIS AMENDMENT, dated as of the 19th day of Febuary, 2019, to the Custody Agreement dated as of May 16, 2012, as amended (the “Agreement”), is entered into by and between ETF SERIES SOLUTIONS, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties to the Agreement desire to amend the Agreement to add funds in the manner set forth herein; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the current exhibit to add the following series of ETF Series Solutions:

Defiance Next Gen Connectivity ETF
Defiance Junior Robotics ETF
Defiance Junior Cyber Security ETF
Defiance Junior Cloud Computing and Big Data ETF
Defiance Junior Biotechnology ETF
Defiance Junior Applied AI ETF
Defiance Encrypted Software Technologies ETF

NOW, THEREFORE, the parties hereby amend the Agreement as follows:

Exhibit BB is hereby superseded and replaced with Exhibit BB attached hereto.

This amendment will become effective upon the commencement of operations of the Defiance Next Gen Connectivity ETF, Defiance Junior Robotics ETF, Defiance Junior Cyber Security ETF, Defiance Junior Cloud Computing and Big Data ETF, Defiance Junior Biotechnology ETF, Defiance Junior Applied AI ETF, and Defiance Encrypted Software Technologies ETFF.  Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ETF SERIES SOLUTIONS	U.S. BANK N.A.

By: /s/ Michael D. Barolsky	By: /s/ Anita M. Zagrodnik

Name: Michael D. Barolsky	Name: Anita M. Zagrodnik

Title: Vice President and Secretary	Title: Senior Vice President

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Exhibit BB to the ETF Series Solutions Custody Agreement
Defiance ETFs, LLC

Defiance Quantum ETF
Defiance Vehicle & Technology Innovators ETF
Defiance Next Gen Connectivity ETF
Defiance Junior Robotics ETF
Defiance Junior Cyber Security ETF
Defiance Junior Cloud Computing and Big Data ETF
Defiance Junior Biotechnology ETF
Defiance Junior Applied AI ETF
Defiance Encrypted Software Technologies ETF

Base Fee for Domestic Custody Services
The following reflects the greater of the basis point fee or annual minimum1 for funds where Defiance acts as Adviser to the fund in ETF Series Solutions (ESS).2

Annual Minimum per Fund                          Basis Points on Trust AUM
Funds 1-10                $[ ]   First $500m                [ ] bp
Funds 11-20              $[ ] Next $500m                [ ] bp
Funds 21+                 $[ ] Balance                      [ ] bp

See APPENDIX A for Services and Associated Fees in addition to Base Fee
See APPENDIX B for Global Sub-Custodial Services & Safekeeping Services in addition to the Base Fee

1 Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum.  Should the complex level basis point fee calculation exceed the complex level minimum fee level calculation, the fees in excess of the minimum will be allocated to each fund based on the percent on AUM. Once a Fund is operational, should this service agreement be terminated with USBFS prior to the end of the initial three year period, the Adviser will be will be responsible for the balance of the minimum fees for the remainder of the service agreement’s 12-month period beginning with the Fund’s launch or any anniversary of launch. To avoid doubt, if a Fund launched on March 1, 2017 and the Adviser terminated the relationship on June 30, 2018, the Adviser would owe would owe USBFS up to 50% of $[ ].

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

2 Subject to annual CPI increase - All Urban Consumers - U.S. City Average.
Fees are calculated pro rata and billed monthly
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APPENDIX A
Domestic Custody Services in addition to the Base Fee
Portfolio Transaction Fees1
▪	$[ ] – Book entry DTC transaction, Federal Reserve transaction, principal paydown
▪	$[ ] – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
▪	$[ ] – Option/SWAPS/future contract written, exercised or expired
▪	$[ ] – Mutual fund trade, Margin Variation Wire and outbound Fed wire
▪	$[ ] – Physical security transaction
▪	$[ ] – Check disbursement (waived if U.S. Bancorp is Administrator)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.

Additional Services
▪	Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
▪	$[ ] – per Sub Advisor
▪	$[ ] -- Segregated custody account
▪	No charge for the initial conversion free receipt.
▪	Overdrafts – charged to the account at prime interest rate plus 2%, unless a line of credit is in place

Fees are calculated pro rata and billed monthly

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

1 “Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process.  Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.
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APPENDIX B
Additional Global Sub-Custodial Services Annual Fee Schedule
Base Fee
A monthly base fee per fund will apply based on the number of foreign securities held.  If no global assets are held within a given month, the monthly base charge will not apply for that month.

▪	1-25 foreign securities: $[ ]
▪	26-50 foreign securities: $[ ]
▪	Over 50 foreign securities: $[ ]
▪
Euroclear – Eurobonds only.  Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge.  In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.

▪	For all other markets specified above, surcharges may apply if a security is held outside of the local market.
Plus:
Global Custody Transaction Fees1
Global Custody transaction fees associate with Sponsor Trades2. (See schedule below)
▪	A transaction is defined as any purchase/sale, free receipt / free delivery, maturity, tender or exchange of a security.
Global Safekeeping and Transaction Fees
(See schedule below)
Tax Reclamation Services
Miscellaneous Expenses
▪	Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $50 per claim.
▪
Charges incurred by U.S. Bank N.A. directly or through sub-custodians for account opening fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

▪
A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses.  Also, certain expenses are charged at a predetermined flat rate.

▪	SWIFT reporting and message fees.

Fees are calculated pro rata and billed monthly

1 “Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process.  Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.”
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Additional Global Sub-Custodial Services Annual Fee Schedule
[  ]

Adviser’s signature not needed as fees are not changing; only adding additional funds to Exhibit BB.
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